EXHIBIT 21
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                                                                    U.S. Employer
                                     State of         Date of      Identification
Name of Corporation                Incorporation    Incorporation      Number      Ownership

U.S. Corporations

Alliance Entertainment Corp.       Delaware          11/22/91       13-3645913     Publicly Traded
f/k/a Trinity Capital
Opportunity Corp.

Passport Music Distributors, Inc.  Colorado          1/29/85        84-0975592     Alliance Entertainment
f/k/a Encore Distributors,                                                         Corp.
Incorporated

AEC Americas, Inc.                 Delaware          6/1/94         13-3781117     Alliance Entertainment
                                                                                   Corp.

Alliance Ventures, Inc.            Delaware          12/14/93       13-3781118     Alliance Entertainment
f/k/a ARD Acquisition Corp.                                                        Corp.
f/k/a Nova Acquisition Corp.

Premier Artist Services, Inc.      Florida           11/23/83       59-2351475     Alliance Ventures, Inc.

Alliance Talent                    Florida           10/15/93       13-3737846     Alliance Ventures, Inc.
f/k/a Alliance Latin, Inc.

Premier Signatures, Inc.           Florida           6/17/93        36-3913889     Premier Artists
                                                                                   Services, Inc.

FL Acquisition Corp.               California        4/12/94        33-0626613     Alliance Entertainment
                                                                                   Corp.

Corporate Entertainment            Florida           10/1/88(A)     13-3487033     Alliance Ventures, Inc.
Productions                        Partnership

Execusoft, Inc.                    Florida           9/1/84         59-2447808     Alliance Entertainment
                                                                                   Corp.

Castle Communications (U.S), Inc.  Delaware          11/15/94       13-3796175     Alliance Entertainment
                                                                                   Corp.

Concord Jazz, Inc.                 California        6/7/74         94-2268761     Alliance Ventures, Inc.

The Jazz Alliance                  California        3/27/78        94-2618544     Alliance Ventures, Inc.

AEC Acquisition Corp.              Delaware          11/30/94       13-3798622     Alliance Entertainment
                                                                                   Corp.

Passport Music Worldwide, Inc.     Delaware          2/23/95        13-3810616     Alliance Entertainment
                                                                                   Corp.

Independent National               Delaware          4/13/92        13-3680377     Alliance Entertainment
Distributors, Inc.                                                                 Corp.

One Way Records, Inc.              New York          8/28/95        14-1787267     Alliance Entertainment
                                                                                   Corp.

Deja Vu Music, Inc.                New York          8/28/95        14-1787268     Alliance Entertainment
                                                                                   Corp.

AEC One Stop Group, Inc.           Delaware          8/8/95         13-3863787     Alliance Entertainment
f/k/a One Way Records, Inc.                                                        Corp.

A.E. Land Corp.                    Delaware          4/18/95        13-3796175     Alliance Entertainment
                                                                                   Corp.

Alliance Acquisition Corp.         Delaware          8/8/95         13-3903521     Alliance Entertainment
                                                                                   Corp.

Matrix Software, Inc.              Delaware          10/8/96        13/3911523     Alliance Entertainment
                                                                                   Corp.

Red Ant Holdings, Inc.             Delaware          10/17/94       13-3794457     Alliance Entertainment
                                                                                   Corp.

Red Ant Box, Inc.                  Delaware          5/31/96        95-4587231     Alliance Entertainment
                                                                                   Corp.

Red Ant LLC                        Delaware          6/21/96        95-4590016     Red Ant Holdings, Inc.
                                                                                   &
                                                                                    Red Ant Box, Inc.

(A) Date Partnership Formed


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                                                                   U.S. Employer
                                       State of         Date of    Identification
Name of Corporation                  Incorporation    Incorporation   Number       Ownership

Foreign Corporations

Disquemusic Comercial              Brazil             1983                        AEC Americas - 99%
Importadora Ltda.                                                                 Alliance Ventures, Inc. -
                                                                                  1%

Brasison Distribuidora de Discos   Brazil                                         AEC Americas - 99%
Ltda.                                                                             Alliance Ventures, Inc. -
                                                                                  1%

Distribuidora de Discos E Fitas    Brazil                                         AEC Americas
Canta Brasil Ltda.

AEC Holdings (UK) Limited          United Kingdom     4/94                        Alliance Entertainment
                                                                                  Corp.

Castle Communications PLC          United Kingdom     7/26/87      99-0119503     AEC Holdings (UK) Limited

DOJO Limited                       United Kingdom     7/16/90                     Castle Communications PLC
                                                                                  -  80%

Castle Home Video Limited          United Kingdom     8/13/85                     Castle Communications
                                                                                  PLC- (Dormant)

Hendring Limited                   United Kingdom     4/17/84                     Castle Communications PLC
                                                                                  - 99.5%

Masterpiece Music Productions      United Kingdom     3/15/84                     Castle Communications
Limited                                                                           PLC-  (Dormant)

Knight Records Limited             United Kingdom     6/4/88                      Castle Communications
                                                                                  PLC- (Dormant)

Castle Target International        United Kingdom     11/27/89                    Castle Communications
Limited                                                                           PLC- (Dormant)

Eastern Light Productions Limited  United Kingdom     10/30/89                    Castle Communications PLC
                                                                                  - 80%

White Metal Music Limited          United Kingdom     5/11/88                     Castle Communications PLC
                                                                                  - 80%
                                                                                  Remaining 20% acquired
                                                                                  10/9/95

Castle Copyrights Limited          United Kingdom     6/12/92                     Castle Communications PLC

Kaz Records Limited                United Kingdom     9/20/83                     Castle Communications PLC

Castle Communications              Germany            1990                        Castle Communications PLC
(Deutschland)  Gmbh

Castle Entertainment Om            Finland            1986                        Castle Communications PLC

The St. Clair Entertainment        Canada             11/22/94                    Alliance Entertainment
Group Inc.                                                                        Corp.

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